Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-160954 of MDU Communications International, Inc. of our report dated December 29, 2009, with respect to the consolidated financial statements of MDU Communications International, Inc. and Subsidiaries included in this Annual Report on Form 10-K of MDU Communications International, Inc. for the year ended September 30, 2009.

J.H. Cohn LLP
Roseland, New Jersey
December 29, 2009